Exhibit 23.1



April 30, 1998



GS Mortgage Securities Corporation II
Goldman, Sachs & Co.
85 Broad Street, 19th floor
New York, New York 10004
Attention:  J. Theodore Borter

We consent in the inclusion in any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) in the Prospectus Supplement relating to the GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1998-GL II, of our complete appraisal report (the "Report") with respect to the properties listed on Exhibit A (the "Properties"), and we consent to the reference to our firm under the captions "Experts" and "Description of the Mortgage Pool and the Underlying Mortgaged Properties" in such Prospectus Supplement.

We hereby also acknowledge and agree that the Report is for the use and benefit of, and may be relied upon by you and any of your affiliates; initial and subsequent holders from time to time of any debt and/or securities secured or otherwise backed, directly or indirectly, by any of the Properties; any indenture trustee, servicer or other agent acting on behalf of such holders of such debt and/or debt securities; any rating agencies; and the institutional provider(s) from time to time of any liquidity facility or credit support for such findings, and their respective successors and assigns. With respect to the foregoing, the Report speaks only as of the original date of the Report unless specifically updated through supplemental Landauer Associates, Inc. Reports.


Sincerely,


Landauer Associates, Inc.


By:  /s/ Deborah A. Jackson
     ----------------------

Title:  Senior Managing Director


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                                    EXHIBIT A
Property                  City                    State           Appraisal Date

One Commerce Square       Philadelphia            PA              02/01/98
Green Acres               Valley Stream           NY              03/01/98
Ash Street                Denver                  CO              03/01/98
Bettendorf                Bettendorf              IA              03/01/98
Boston                    Boston                  MA              03/01/98
Burlington                Burlington              WA              03/01/98
Burley                    Burley                  ID              03/01/98
Clearfield                Clearfield              UT              03/01/98
Connell                   Connell                 WA              03/01/98
E. Main Street            Gloucester              MA              03/01/98
Fogelsville               Fogelsville             PA              03/01/98
Ft. Dodge                 Fort Dodge              IA              03/01/98
Hermiston                 Hermiston               OR              03/01/98
Jesse St.                 Los Angeles             CA              03/01/98
Lois Avenue               Tampa                   FL              03/01/98
Milwaukie                 Portland                OR              03/01/98
Moses Lake                Moses Lake              WA              03/01/98
Nampa                     Nampa                   ID              03/01/98
Plant City                Plant City              FL              03/01/98
Plover                    Plover                  WI              03/01/98
Rail Road Ave.            Gloucester              MA              03/01/98
Watsonville               Watsonvile              CA              03/01/98
Rochelle                  Rochelle                IL              03/01/98
Rogers St.                Gloucester              MA              03/01/98
Rowe Square               Gloucester              MA              03/01/98
Salem                     Salem                   OR              03/01/98
Southgate                 Atlanta                 GA              03/01/98
Turlock 2                 Turlock                 CA              03/01/98
Walla Walla               Walla Walla             WA              03/01/98
Wallula                   Wallula                 WA              03/01/98
Woodburn                  Woodburn                OR              03/01/98
Albertville               Albertville             AL              03/01/98
Augusta                   Augusta                 GA              03/01/98
Birmingham                Birmingham              AL              03/01/98
Charlotte Central         Charlotte               NC              03/01/98
Charlotte North           Charlotte               NC              03/01/98
Columbia                  Columbia                SC              03/01/98
Ft. Smith                 Ft. Smith               AR              03/01/98
Gadsden                   Gadsden                 AL              03/01/98
Gateway                   Atlanta                 GA              03/01/98
Indianapolis              Indianapolis            IN              03/01/98
Chelsea Memphis           Memphis                 TN              03/01/98
Lakewood                  Atlanta                 GA              03/01/98
Leesport                  Leesport                PA              03/01/98
Marshall                  Marshall                MO              03/01/98
Memphis Parkway           Memphis                 TN              03/01/98
Montezuma                 Montezuma               GA              03/01/98
Montgomery [New]          Montgomery              AL              03/01/98
Murfreesboro              Murfreesboro            TN              03/01/98
Norfolk                   Norfolk                 VA              03/01/98
Oklahoma [1]              Oklahoma City           OK              03/01/98
Oklahoma [2]              Oklahoma City           OK              03/01/98
Portland                  Portland                ME              03/01/98
Syracuse                  Syracuse                NY              03/01/98
Tarboro                   Tarboro                 NC              03/01/98
Tomah                     Tomah                   WI              03/01/98
Turlock 1                 Turlock                 CA              03/01/98
Westgate                  Atlanta                 GA              03/01/98
West Memphis              West Memphis            AR              03/01/98
Wichita                   Wichita                 KS              03/01/98


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